Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Camtek Ltd.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84476, 333-60704, 333-49982 and 333-113139) of Camtek Ltd. of our report dated June 30, 2008, with respect to the consolidated balance sheet of Camtek Ltd. as of December 31, 2007 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and comprehensive income and cash flows for the years then ended, which report appears in the December 31, 2007 annual report on Form 20-F of Camtek Ltd. (the “Annual Report”), and to the reference to our firm under the heading “Selected Consolidated Financial Data” in that Annual Report.

Our report refers to a change in the method of accounting for stock-based compensation as required by Statement of Financial Accounting Standard No. 123R – “Share-Based Payment”, effective January 1, 2006.

/s/ Somekh Chaikin —————————————— A member firm of KPMG International Certified Public Accountants

Tel Aviv, Israel
June 30, 2008